UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 7, 2023

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 648-3553
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2023, Lucid Group, Inc. (“Lucid” or the “Company”) announced the appointment of Marc Winterhoff as Lucid’s Chief Operating Officer, effective as of December 4, 2023. Mr. Winterhoff will report to Peter Rawlinson, the Company’s Chief Executive Officer and Chief Technology Officer.

Mr. Winterhoff, 55, has been employed by Roland Berger Holding GmbH (“Roland Berger”), an international management consultancy, since October 2011, most recently as a Partner in its North America automotive practice. Prior to joining Roland Berger, Mr. Winterhoff held various roles in international consulting and the software industry. Mr. Winterhoff graduated with a master's degree in electrical and electronics engineering and management from the Technische Universität Darmstadt.

In connection with his appointment, Mr. Winterhoff will receive the following compensation: (i) an annual base salary of $595,000; (ii) commencing in 2024, a target bonus opportunity of 90% of his base salary; (iii) a cash signing bonus in the amount of $3,350,000 (a portion of which is intended to make him whole for certain compensation that he is forfeiting in connection with his departure from his current employer), which will be subject to clawback provisions through August 1, 2027; (iv) an award of restricted stock units with a grant value of $3,000,000, premium-priced stock options with a grant value of $1,000,000, and performance stock units (with such performance stock units to be granted in 2024 at the same time that performance stock units are granted in 2024 to other executives) with a grant value of $6,000,000, in each case, granted pursuant to the Lucid Group, Inc. Second Amended and Restated 2021 Stock Incentive Plan with vesting terms substantially consistent with those applicable to equity awards granted to other senior executives, and providing for accelerated vesting protections upon a termination without cause or resignation following a constructive termination; (v) eligibility to participate in the Lucid Group, Inc. Executive Severance Benefit Plan and to receive a pro rata bonus upon a termination without cause or resignation following a constructive termination; and (vi) relocation assistance.

There is no arrangement or understanding with any person pursuant to which Mr. Winterhoff was appointed as Chief Operating Officer, and there are no family relationships between Mr. Winterhoff and any director or executive officer of Lucid. Additionally, there are no transactions between Mr. Winterhoff and Lucid and/or its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing summary is qualified in its entirety by reference to Mr. Winterhoff’s offer letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2023

Lucid Group, Inc.

	By:	/s/ Sherry House
Sherry House
Chief Financial Officer